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                                                                    Exhibit 23.1
[KPMG PEAT MARWICK LLP LOGO]




The Board of Directors
Wintrust Financial Corporation


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.


                                      /s/ KPMG Peat Marwick LLP

Chicago, Illinois
August 17, 1998